Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Taoping Inc. and its subsidiaries (the “Company”) on Form S-8 (No. 333-211363, No. 333-256600 and No. 333-283697) and on Form F-3 (No. 333-262181 and No. 333-288404) of our report dated April 7, 2026, with respect to our audits of the consolidated financial statements of Shenzhen Smart Skyladder IoT Co., Ltd. and its subsidiary as of December 31, 2024 and 2023, and for the two years ended December 31, 2024, which appears in the Form 6-K of the Company.

We hereby also consent to the incorporation by reference in the Registration Statements of the Company on Form S-8 (No. 333-211363, No. 333-256600 and No. 333-283697) and on Form F-3 (No. 333-262181 and No. 333-288404) of our report dated April 7, 2026, with respect to our audits of the financial statements of Tianjin Weida Elevator Co., Ltd. as of December 31, 2024 and 2023, and for the two years ended December 31, 2024, which appears in the Form 6-K of the Company

/s/ PKF Littlejohn LLP

London, United Kingdom

April 7, 2026